                                                                                    April 3, 2003

                                                                                    Beth Copeland - Media
                                                                                    (317) 269-1395
                                                                                    William J. Brunner - Shareholders & Analysts
                                                                                    (317) 269-1614

                                                                                    FOR IMMEDIATE RELEASE

First Indiana Corporation to Host Conference Call on April 16

          (Indianapolis) – First Indiana Corporation will review first quarter 2003 results in a conference call for investors and analysts on Wednesday, April 16 beginning at 8:00 a.m. EST (Indianapolis time). Marni McKinney, Vice Chairman and Chief Executive Officer; Owen B. (Bud) Melton, Jr., President and Chief Operating Officer; and William J. Brunner, Chief Financial Officer, will host the call.

          To participate, please call (800) 278-9857 and ask for First Indiana first quarter earnings. A replay of the call will be available 11:00 a.m. EST on Wednesday, April 16, through midnight, Friday, April 25. To hear the replay, call (800) 642-1687 and use conference ID: 9233134.

          First Indiana Corporation (NASDAQ – FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with 33 offices in Central Indiana, plus construction and consumer loan

First Indiana Corporation Conference Call

offices in Indiana, Arizona, Florida, Illinois, North Carolina, and Ohio. First Indiana also originates consumer loans in 46 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.